Exhibit 10.1

LOAN AGREEMENT

Party A: KANAYAMA MEI (hereinafter referred to as “Party A” or “Lender”)

Party B: TOKYO LIFESTYLE LIMITED (hereinafter referred to as “Party B” or “Borrower”)

WHEREAS:

A. Party A is KANAYAMA MEI;

B. Party A lends funds to Party B at an annual interest rate of 4.35% for business development;

Article 1 Principal and Interest

1. The principal amount of the loan provided by Party A to Party B under this Agreement is in Hong Kong Dollars;

2. Upon receipt of the Loan Agreement duly signed by Party B, the Lender shall separately remit the loan amount to Party B, with HKD 7,500,000.00 (Hong Kong Dollars Seven Million Five Hundred Thousand Only) to be borrowed before March 31, 2026.

3. Loan interest: Annual interest rate of 4.35%, with annual interest of HKD 326,250 (Hong Kong Dollars Three Hundred and Twenty-Six Thousand Two Hundred and Fifty Only).

4. The date on which the loan is drawn shall be the “Loan Date”. Once the loan is drawn, Party A shall be deemed to have fully and completely performed all its obligations to Party B under this Agreement.

5. The loan term is from September 11, 2025 to September 10, 2030. The loan shall be repaid within the time agreed upon by both parties. The Borrower shall pay interest to the Lender on the Loan Date of each year until all principal and interest of the loan have been fully repaid. The Borrower shall repay the full principal and interest of the loan to the Lender in a lump sum on the repayment date.

6. Lender’s bank account information is as follows:

Name: KANAYAMA MEI

Bank Name: The Hongkong and Shanghai Banking Corporation Limited

Account no:

Swift Code:

BANK Address: 1 Queen’s Road, Central, Hong Kong

7. Borrower’s bank account information is as follows:

Bank Name: The Hongkong and Shanghai Banking Corporation Limited

BANK Address: 1 Queen’s Road, Central, Hong Kong

Swift Code:

Bank Code:

Name: Tokyo Lifestyle Limited

Account no:

Article 2 Representations and Warranties of the Lender

The Lender makes the following representations and warranties to the Borrower:

1. The Lender has full capacity to sign and perform this Agreement, and the signing and performance of this Agreement is a true and voluntary expression of its own intention.

2. The Lender’s signing and performance of this Agreement does not violate any other agreement signed by it, nor does it violate any laws or regulations.

3. The Lender provides the loan with funds legally owned by it.

Article 3 Representations and Warranties of the Borrower

The Borrower makes the following representations and warranties to the Lender (“Borrower’s Representations and Warranties”):

1. The Borrower has full capacity to sign and perform the Loan Documents, and the signing and performance of the Loan Documents is a true and voluntary expression of its own intention.

2. All authorization procedures required by the Borrower to sign the Loan Documents or perform its obligations under the Loan Documents (including but not limited to all procedures stipulated in its articles of association or any other procedures required to be completed under any documents or regulations binding on Party B) have been completed, and this Agreement shall be legally binding on the Borrower upon signing.

3. The Borrower shall use the loan for [lawful business or investment activities] (the “Agreed Use of Loan”).

4. No event of default has occurred.

5. All documents and information (whether oral or written) required to be provided by the Borrower to Party A under the Loan Documents have been provided in a timely manner, and their contents are true, complete and non-misleading, and can truly reflect the objective facts and conditions they purport to record.

6. The Borrower has not participated in any agreement, document or been subject to any restriction that may have a material adverse effect in the future;

7. As of the date of this Agreement, there has been no material change in the shareholding structure or control (direct or indirect) of the Borrower;

8. No event or condition has occurred that has a material adverse effect on the Borrower (including but not limited to financial or business matters);

9. The delivery of Loan Documents by the Borrower, the performance of their respective obligations under the Loan Documents, and compliance with the terms, conditions and provisions of the Loan Documents will not (i) conflict with or result in a breach of any provision or condition of (a) any applicable laws, regulations or rules, (b) any contractual restriction binding on or affecting it or its property, or (c) any judgment, injunction, order or award binding on it, or (ii) result in, require or permit (d) the imposition of any encumbrance on any of its assets or property (except in favor of the Lender), (e) the acceleration of any debt binding on or affecting the Borrower, or (f) any third party to terminate or acquire rights under any material agreement;

10. Each of the above Borrower’s Representations and Warranties shall be true, complete and non-misleading at any time from the date of this Agreement until the date on which Party B fully and completely repays all amounts payable and to be repaid by Party B to Party A under this Agreement and performs Party B’s obligations under this Agreement (including both days), as if repeatedly made on each day during the aforementioned period.

Article 4 Rights and Obligations of the Lender

1. The Lender has the right to require the Borrower to provide information on the use of the loan, balances and any other information related to the loan from time to time.

2. The Lender shall comply with the provisions of this Agreement and disburse the loan to the Borrower within the agreed time limit and amount (except for delays caused by the Borrower).

Article 5 Rights and Obligations of the Borrower

1. The Borrower has the right to require the Lender to provide the loan in accordance with the provisions of this Agreement, and the Borrower shall draw the loan in accordance with the provisions of this Agreement.

2. The Borrower must use the loan for the agreed purpose and shall not divert or misappropriate it in any way; the Lender has the right to track the use of funds, and may require the Borrower to provide relevant documents, and the Borrower must cooperate.

Article 6 Events of Default

If any of the following events occurs and continues (each such event hereinafter referred to as an “Event of Default”):

1. The Borrower fails to fully repay the loan and interest on the separately agreed repayment date;

2. The Borrower’s Representations and Warranties are proven to be incorrect when made or deemed to be made;

3. The Borrower fails to perform, observe or comply with any terms of the Loan Documents;

4. The Borrower fails to repay or pay any principal that has become due, and after the applicable grace period specified in the debt agreement or instrument has expired, still fails to repay or pay; or after the applicable grace period specified in any agreement or instrument of the debt has expired, any other event occurs or any other condition exists and continues, the consequence of which may accelerate or permit the acceleration of the maturity of the debt; or any debt should be declared due prior to its stated maturity;

5. The Borrower (i) is insolvent or generally unable to pay its debts as they become due; (ii) makes a written admission of general insolvency or makes a general assignment for the benefit of creditors; (iii) any proceedings are filed or have been filed against it, seeking (a) a judgment of bankruptcy, (b) relief under any law relating to bankruptcy or debt relief, or (c) seeking the issuance of an order directing the reduction of debts or the appointment of a receiver, trustee or other similar officer in respect of it or any substantial part of its property and assets; if any such proceedings are filed against it and the proceedings have not been dismissed or stayed for 30 days, or any action sought in such proceedings has occurred;

6. The Lender, acting alone but reasonably, considers that an event or development has occurred or is threatened that may have a material adverse effect;

7. For any litigation, arbitration or quasi-judicial proceedings arising from the Borrower’s breach of contract, any costs and expenses paid or incurred by the Borrower, including litigation costs, arbitration fees, attorney’s fees, investigation fees, travel expenses and other expenses, shall all be borne by the Lender. For the avoidance of doubt, Party B expressly agrees that if Party A prevails in the aforementioned litigation, arbitration or quasi-judicial proceedings, Party A may claim compensation for the aforementioned costs from Party B on a full indemnity basis.

Article 7 Liability for Breach of Contract

If the Borrower fails to pay the loan amount under this Agreement on time, it shall pay to the Lender a default interest of [0.5]% of the overdue amount for each day of delay (default interest charged additionally for failure to pay principal and interest on the due date).

Article 8 Effectiveness, Modification, Termination and Cancellation of the Agreement

1. This Agreement shall be established after being signed by all parties, shall take effect on the Loan Date, and shall terminate on the date when the principal and interest of the loan are fully repaid.

2. Unless otherwise provided in this Agreement, after this Agreement becomes effective, neither party may unilaterally modify or terminate this Agreement. Any modification or change to this Agreement must be agreed upon by the Lender and the Borrower through negotiation and must be made in writing.

3. In the event of changes in applicable laws, regulations or policies that cause all or part of the provisions of this Agreement to no longer comply with the requirements of the laws, regulations or policies of the Hong Kong Special Administrative Region, all parties shall promptly negotiate and amend the relevant provisions as soon as possible. If the parties cannot reach an agreement on amending the provisions of this Agreement, the relevant provisions of this Agreement shall be adjusted and executed in the manner most favorable to the Lender.

Article 9 Governing Law and Dispute Resolution

1. This Agreement and the rights and obligations of the parties shall be governed by the laws of the Hong Kong Special Administrative Region (Hong Kong) and shall be interpreted in all respects in accordance with the laws of the Hong Kong Special Administrative Region (Hong Kong).

2. In the event of any dispute (including those arising from its existence, validity, interpretation, performance, breach or termination, or non-contractual obligations arising from or in connection with the foregoing) (“Dispute”), the parties shall first negotiate in good faith to resolve such Dispute; otherwise, such Dispute shall be submitted to the Hong Kong International Arbitration Centre and finally resolved by arbitration conducted in accordance with the arbitration rules administered by the Hong Kong International Arbitration Centre in effect at the time of submission of the notice of arbitration. The seat of arbitration shall be Hong Kong.

Article 10 Miscellaneous

1. This Agreement shall take effect after being signed by the Borrower and the Lender, and shall thereafter be binding on the Borrower and the Lender and their respective successors and permitted assigns.

2. Without the prior consent of the Lender, the Borrower may not assign its rights or obligations under this Agreement or any interest under this Agreement. The Lender may withhold consent at its absolute discretion.

3. The failure of the Lender to exercise or delay in exercising any right under any Loan Document shall not be deemed a waiver of such right, and the individual or partial exercise of any right under any Loan Document shall not preclude any other or further exercise of such right or the exercise of any other right.

4. The completion of this transaction shall not affect the right of one party against the other with respect to anything done or not done under this Agreement or any claim for damages or other remedies.

5. Matters not covered by this Agreement shall be handled through negotiation between the Lender and the Borrower. If no agreement can be reached, the matter shall be handled in the manner most favorable to the Lender.

6. This Agreement is executed in two (2) copies, one for the Lender and one for the Borrower, each having equal legal effect.

(The foregoing is the main text)

(The following is the signature page)

Party A (Seal): KANAYAMA MEI

Party B (Seal): TOKYO LIFESTYLE LIMITED

Date of Signing: [February 19, 2026]

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